As filed with the Securities and Exchange Commission on April 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MERU NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0049840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

Meru Networks, Inc. 2010 Stock Incentive Plan

Meru Networks, Inc. 2010 Employee Stock Purchase Plan

(Full title of the plans)

Brian McDonald

Chief Financial and Administrative Officer

Meru Networks, Inc.

894 Ross Drive

Sunnyvale, CA 94089

(408) 215-5300

(Name, address and telephone number of agent for service)

Copies to:

Mark Liu General Counsel Meru Networks, Inc. 894 Ross Drive Sunnyvale, CA 94089	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0005 par value per share
• 2010 Stock Incentive Plan	917,598(2)	$4.39(4)	$4,028,255.22	$518.84
• 2010 Employee Stock Purchase Plan	229,399(3)	$3.74(5)	$857,952.26	$110.51
TOTAL	1,146,997	N/A	$4,886,207.48	$629.35

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.0005 par value per share (the “Common Stock”), that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Common Stock.
(2)	Represents an automatic increase in the number of shares available for issuance under the Meru Networks, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) equal to 4% of 22,939,949 shares, the total outstanding shares of the Registrant as of December 31, 2013. The automatic increase was effective as of January 1, 2014.
(3)	Represents an automatic increase in the number of shares available for issuance under the Meru Networks, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”) equal to 1% of 22,939,949 shares, the total outstanding shares of the Registrant as of January 1, 2014. This automatic increase was effective as of January 1, 2014.
(4)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on April 17, 2014.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon 85% of the average of the high and low sales prices of the Registrant’s Common Stock as reported by The NASDAQ Global Market on April 17, 2014. Pursuant to the ESPP, the purchase price of a share is 85% of the fair market value of the Registrant’s Common Stock as of a certain date.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, Meru Networks, Inc. (the “Registrant”) is filing this Registration Statement to register (i) 917,598 additional shares of Common Stock under the Registrant’s 2010 Plan pursuant to the provisions of such plan providing for an automatic increase in the number of shares reserved for issuance under such plan, and (ii) 229,399 additional shares of Common Stock under the Registrant’s ESPP pursuant to the provisions of such plan providing for an automatic increase in the number of shares reserved for issuance under such plan.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2010 (Registration No. 333-165827), August 6, 2010 (Registration No. 333-168631), March 11, 2011 (Registration No. 333-172794), March 22, 2012 (Registration No. 333-180266), and March 20, 2013 (Registration No. 333-187394), except as modified herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant (File No. 001-34659) with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on February 28, 2014.

(b) The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 14, 2014, February 3, 2014, February 10, 2014 and February 18, 2014 (excluding any portions thereof that are not deemed “filed” pursuant to the instructions to Form 8-K).

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d) The description of the Registrant’s capital stock contained in its Registration Statement on Form 8-A (Registration No. 001-34659), filed on March 12, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior to or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Mark Liu, General Counsel of the Registrant. Mr. Liu holds restricted stock units convertible to shares of Common Stock, owns shares of Common Stock and is eligible to participate in the Registrant’s equity plans.

Item 8.	Exhibits.

Exhibit No.	Description

4.01	Form of Amended and Restated Certificate of Incorporation, and amendments thereto (incorporated herein by reference to Exhibit 3.1(b) of Amendment No. 4 to the Registrant’s Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)).

4.02	Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2(b) to Amendment No. 4 of the Registrant’s Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)).

4.03	Meru Networks, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.1 of Registrant’s Form S-8 filed with the Commission on March 31, 2010 (Registration No. 333-165827)).

4.04	Meru Networks, Inc. 2010 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed with the Commission on June 10, 2011 (File No. 001-34659)).

4.05	Form of (a) Notice of Stock Option Grant, (b) Stock Option Agreement, (c) Notice of Cash Exercise of Stock Option, (d) Notice of Stock Unit Award, (e) Stock Unit Agreement, (f) Notice of Restricted Stock Award, and (g) Restricted Stock Agreement under the 2010 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Registrant’s Form S-8 filed with the Commission on August 6, 2010 (Registration No. 333-168631)).

4.06	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 4 to the Registrant’s Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)).

5.01	Opinion of Meru Networks, Inc. General Counsel.

23.01	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.02	Consent of Meru Networks, Inc. General Counsel (included in Exhibit 5.01).

24.01	Power of Attorney (see page 4).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 23rd day of April, 2014.

MERU NETWORKS, INC.

By	/s/ BRIAN MCDONALD
Brian McDonald
Chief Financial and Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian McDonald as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DR. BAMI BASTANI Dr. Bami Bastani	President, Chief Executive Officer (Principal Executive Officer) and Director	April 23, 2014

/s/ BRIAN MCDONALD Brian McDonald	Chief Financial and Administrative Officer (Principal Financial and Accounting Officer)	April 23, 2014

/s/ HAROLD COPPERMAN Harold Copperman	Director	April 23, 2014

/s/ STEPHEN DOMENIK Stephen Domenik	Director	April 23, 2014

/s/ CHARLES D. KISSNER Charles D. Kissner	Director	April 23, 2014

/s/ NICHOLAS MITSAKOS Nicholas Mitsakos	Director	April 23, 2014

/s/ BARRY A. NEWMAN Barry A. Newman	Director	April 23, 2014

/s/ WILLIAM QUIGLEY William Quigley	Director	April 23, 2014

/s/ SUDHAKAR RAMAKRISHNA Sudhakar Ramakrishna	Director	April 23, 2014

/s/ ERIC SINGER Eric Singer	Director	April 23, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

4.01	Form of Amended and Restated Certificate of Incorporation, and amendments thereto (incorporated herein by reference to Exhibit 3.1(b) of Amendment No. 4 to the Registrant’s Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)).

4.02	Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2(b) to Amendment No. 4 of the Registrant’s Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)).

4.03	Meru Networks, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.1 of Registrant’s Form S-8 filed with the Commission on March 31, 2010 (Registration No. 333-165827)).

4.04	Meru Networks, Inc. 2010 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed with the Commission on June 10, 2011 (File No. 001-34659)).

4.05	Form of (a) Notice of Stock Option Grant, (b) Stock Option Agreement, (c) Notice of Cash Exercise of Stock Option, (d) Notice of Stock Unit Award, (e) Stock Unit Agreement, (f) Notice of Restricted Stock Award, and (g) Restricted Stock Agreement under the 2010 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Registrant’s Form S-8 filed with the Commission on August 6, 2010 (Registration No. 333-168631)).

4.06	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 4 to the Registrant’s Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)).

5.01	Opinion of Meru Networks, Inc. General Counsel.

23.01	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

23.02	Consent of Meru Networks, Inc. General Counsel (included in Exhibit 5.01).

24.01	Power of Attorney (see page 4).